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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated February 23, 1999, with respect to the financial statements of IEX Corporation included in this Current Report on Form 8-K of Tekelec.

We also consent to the incorporation by reference in the Registration Statements of Tekelec on Form S-8 (File Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887, 333-37843, 333-71261) of our report dated February 23,
1999, with respect to the financial statements of IEX Corporation included in this Current Report on Form 8-K of Tekelec.


                                             /s/ ERNST & YOUNG LLP


Dallas, Texas
May 11, 1999